UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
OF 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
GREAT WALL ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)
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Great Wall Acquisition Corporation
660 Madison Avenue, 15th Floor
New York, New York 10021

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December 18, 2006

To our Stockholders:
     Great Wall Acquisition Corporation (the “Company”) has postponed until December 18, 2006, the special meeting of its stockholders that was originally scheduled to be held on December 12, 2006. The record date of November 16, 2006 for the determination of stockholders entitled to notice of, and to vote at, the special meeting has not changed.
     The special meeting of stockholders will be held at 10:00 a.m. (EST) on Monday, December 18, 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York.
     The special meeting is being held in connection with the proposed acquisition by the Company of ChinaCast Communication Holdings Limited.
     We urge you, if you have not done so already, to carefully read in its entirety the Company’s definitive proxy statement/prospectus, dated December 5, 2006.
     If you have any questions or require any additional information concerning the special meeting of stockholders, please contact the following:
Mr. Richard Xue,
Consultant to Great Wall Acquisition Corporation
660 Madison Avenue
New York, New York 10021
(212) 753-0804
This notice, dated December 7, 2006, is first being sent to stockholders on or about that date.

By Order of the Board of Directors,
/s/ Kin Shing Li
Kin Shing Li
Chairman of the Board and Chief Executive Officer

December 7, 2006